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                                                                    Exhibit 10.1
                              CMG@VENTURES, INC.

                          DEFERRED COMPENSATION PLAN


                                  I.  GENERAL
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     1.1  Establishment of Plan.  CMG@Ventures, Inc., a Delaware corporation
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having its principal place of business at 100 Brickstone Square, 1st Floor,
Andover, Massachusetts ("CMG@Ventures, Inc."), hereby establishes the CMG@Ventures, Inc. Deferred Compensation Plan (the "Plan"), effective as of April 1, 1997, for the purpose of establishing deferred compensation accounts for certain individuals who have contributed significantly to certain investments made by CMG@Ventures, Inc. and the realization of gain with respect to those investments (collectively, "Participants"), subject to the terms and conditions of this Plan.

     1.2  No Right to Corporate Assets.  This Plan is unfunded and CMG@Ventures,
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Inc. and all companies controlling, controlled by and under common control with
CMG@Ventures, Inc. ("Affiliates") will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet the obligations of CMG@Ventures, Inc. hereunder. Nothing in this Plan will give a Participant or any other person any equity or other interest in the assets of CMG@Ventures, Inc. or any of its Affiliates, or create a trust of any kind or a fiduciary relationship of any kind between CMG@Ventures, Inc. or any of its Affiliates on the one hand and any Participant or any such other person on the other. Any rights that a Participant or any other person may have under this Plan will be solely those of a general unsecured creditor of CMG@Ventures, Inc.

     1.3  Limitation on Rights Created by Plan.  Nothing in this Plan will give
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a Participant any right to continue as an officer or employee or in any other capacity of or with CMG@Ventures, Inc., or any of its Affiliates.

     1.4  Nonalienation of Benefits.  The rights and benefits of a Participant
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in this Plan are personal to the Participant.  No interest, right or claim under this Plan and no distribution therefrom will be assignable, transferable or inheritable in any respect or subject to sale, testamentary disposition, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy.

     1.5  Binding Effect of Plan.  This Plan will be binding upon and inure to
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the benefit of the Participants individually and will be binding upon and inure to the benefit of CMG@Ventures, Inc. and its assigns and successors in interest.

     1.6  Administration.  This Plan will be administered by the Compensation
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Committee of the Board of Directors of CMG@Ventures, Inc., which will have sole discretion with respect to its interpretation and implementation.


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     1.7  Interpretation.  This Plan will be construed, enforced and
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administered according to the laws of the Commonwealth of Massachusetts.


                          II.  DEFERRED COMPENSATION
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     2.1  Deferral of Compensation.  The Compensation Committee of the Board of
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Directors of CMG@Ventures, Inc. may from time to time recognize the services performed by certain individuals as employees and officers of CMG@Ventures, Inc. in connection with the making of certain investments and the realization of gains with respect to those investments by CMG@Ventures, Inc.; and in connection therewith, the Compensation Committee of the Board of Directors of CMG@Ventures, Inc. may set aside in its sole discretion cash bonuses to be paid to said individuals as Participants in this Plan, which will generally equal 20% to 22.5% of said gains as determined by said Committee, subject to the terms and conditions hereof. A list of the names of the Participants and their dates of hire (the "Participant List") shall be maintained in the office of the chief financial officer of CMG@Ventures, Inc. Any cash bonuses awarded to any Participants in this Plan shall be reflected in deferred compensation accounts as provided in this Plan, and distributions from those accounts shall be subject to vesting and forfeiture as provided in this Plan.

     2.2  Deferred Compensation Accounts.  At such time as the Compensation
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Committee of the Board of Directors of CMG@Ventures, Inc. determines in its sole discretion to award cash bonuses to Participants in this Plan in connection with the realization of a gain with respect to a particular investment, the Compensation Committee shall adopt a Schedule of Deferred Compensation Accounts in the form maintained in the office of the chief financial officer of CMG@Ventures, Inc. (the "Schedule of Deferred Compensation Accounts"), and CMG@Ventures, Inc. will thereupon establish and maintain an account for each Participant which reflects the cash bonus thereby awarded to the Participant in a deferred compensation account as set forth in Schedule of Deferred
Compensation Accounts established pursuant to and subject to the terms and conditions of this Plan. These deferred compensation accounts shall be maintained only on the books of CMG@Ventures, Inc. and shall not be funded in any respect, and the amounts of deferred compensation reflected in said accounts shall always be entirely the property of CMG@Ventures, Inc. and its Affiliates and shall be available to CMG@Ventures, Inc. and its Affiliates from time to time for the payment of their debts, liabilities and commitments generally. The Compensation Committee of the Board of Directors of CMG@Ventures, Inc. may, in its sole discretion, adopt a Schedule of Deferred Compensation Accounts based upon a preliminary estimate (or updated interim estimate) of gain realized with respect to a particular investment prior to the determination of the final gain realized. In such event, the Compensation Committee may issue a preliminary Schedule of Deferred Compensation Accounts with respect to that investment followed by updated interim schedules and then by a final schedule at such time as the actual gain has been finally determined by the Committee. Cash bonuses awarded to, and deferred compensation accounts established for, Participants in this Plan and distributions made to those Participants based upon a preliminary or interim Schedule of Deferred Compensation Accounts in connection with the gain realized with respect to a particular investment shall thereupon be adjusted to reflect any interim or final Schedule of Deferred

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Compensation Accounts.  All adjustments to any Schedule of Deferred Compensation
Accounts shall be made at the sole discretion of the Compensation Committee.


     2.3  Vesting of Deferred Compensation Accounts.  The vesting of any
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deferred compensation account established as provided in this Plan pursuant to the adoption of a Schedule of Deferred Compensation Accounts shall vest with respect to each Participant in forty (40) quarter-annual cumulative and consecutive installments of three and three-quarters percent (3 3/4%) each for the first five (5) years and one and one-quarter percent (1 1/4%) each for the second five (5) years, with the first four (4) installments vesting on the first anniversary of the date of hire of each respective Participant as set forth in the Participant List, and with each subsequent installment vesting in arrears at the end of each consecutive quarter-annual period following the first anniversary of each respective Participant's date of hire and with the entire deferred compensation account of such Participant vesting by the tenth anniversary of such date of hire, provided that on each such vesting date, each such Participant must then be a full-time employee of CMG@Ventures, Inc. or one of its Affiliates and must be in compliance with, and not in default of, all of his or her obligations hereunder and under any other agreement between said Participant and CMG@Ventures, Inc. and any of its Affiliates in order for such vesting to occur. No portion of any Deferred Compensation Account established with respect to any Participant shall vest in any respect whatsoever after the date of termination of said Participant's employment relationship with CMG@Ventures, Inc. and its Affiliates as provided herein.

     2.4  Interest.  Interest will not be credited to the deferred compensation
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accounts established pursuant to this Plan.

     2.5  Distributions; Repayments.  Upon the adoption of a Schedule of
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Deferred Compensation Accounts by the Compensation Committee of the Board of
Directors of CMG@Ventures, Inc., distributions shall be made to Participants according to that schedule to the extent Participants' deferred compensation accounts are vested at the time of the implementation of each such schedule, and distributions shall continue to be made to Participants on each quarterly vesting date established pursuant to this Plan with respect to each Participant's deferred compensation account to the extent of that portion of each deferred compensation account that then becomes vested for each Participant. Upon the adoption of any updated interim or final Schedule of Deferred Compensation Accounts in connection with the gain realized with respect to a particular investment, additional distributions of vested amounts may be made in accordance with such updated interim or final schedule. In the event there is any distribution to a Participant pursuant to a preliminary or updated interim schedule which exceeds the amount properly distributable to such Participant pursuant to a later updated interim or final schedule, the Participant shall pay such excess to the Company forthwith, and the Company shall have the right of setoff provided in Section 2.9 with respect thereto. Furthermore, in the event that any additional amount is properly distributable to such Participant pursuant to a later updated interim or final schedule, the Company shall pay such additional amount to the Participant forthwith.

     2.6  Forfeitures.  In the event of termination of a Participant's
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employment relationship with CMG@Ventures, Inc. and its Affiliates for any reason or for no reason

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whatsoever, any balance or balances then remaining in said Participant's deferred compensation account or accounts which is vested on the date of termination (as the same may be adjusted) shall be paid to the Participant and the unvested balance or balances of such account or accounts shall be forfeited and redistributed to other Participants with respect to the particular Schedule of Deferred Compensation Accounts (as the same may be adjusted) to which said forfeiture relates pro rata in proportion to the balances remaining in the accounts of said Participants who continue to comply with the vesting conditions set forth in Section 2.3, or as the Compensation Committee of the Board of Directors of CMG@Ventures, Inc. shall otherwise decide in its sole discretion.

     2.7  Hardship Distributions from Deferred Compensation Accounts.  The
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Compensation Committee of the Board of Directors of CMG@Ventures, Inc. may, in
its sole discretion, distribute a portion or all of a Participant's deferred compensation account in case of the Participant's financial hardship.

     2.8  Withholding.  CMG@Ventures, Inc. may withhold any amounts it deems
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appropriate with respect to the payment of any distribution pursuant to this
Plan for the purpose of satisfying the obligations of CMG@Ventures, Inc. and its Affiliates with respect to the payment of any amounts due appropriate authorities with respect to said distributions.

     2.9  Right of Setoff.  CMG@Ventures, Inc. shall have the right to setoff
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against any distributions made to any Participant pursuant to this Plan any amounts owed to CMG@Ventures, Inc. or any of its Affiliates by any Participant.


                        III.  AMENDMENT AND TERMINATION
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     3.1  Amendment.  The Compensation Committee of the Board of Directors of
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CMG@Ventures, Inc. may, without the consent of any Participant or any other person, amend the Plan, including the Participant List, at any time and from time to time; provided, however, that no amendment will reduce the amount credited to the deferred compensation account of any Participant as set forth in a final Schedule of Deferred Compensation Accounts except as provided herein.

     3.2  Termination.  The Compensation Committee of the Board of Directors of
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CMG@Ventures, Inc. may terminate this Plan at any time in its sole discretion.
Upon termination of the Plan, a payment from a Participant's deferred compensation account shall be made in a lump sum to each Participant as soon as practicable after the date the Plan is terminated.

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     IN WITNESS WHEREOF, this CMG@Ventures, Inc. Deferred Compensation Plan has been executed to take effect on April 1, 1997.

                                      CMG@VENTURES, INC.


                                      By:   /s/ Andrew J. Hajducky III
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                                            Andrew J. Hajducky III
                                            Chief Financial Officer

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